UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2018

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Officers) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Senior Secured Credit Agreement

On January 31, 2018, in connection with the closing of the Agreement and Plan of Merger (the “Merger Agreement”) relating to the acquisition described in Item 2.01 (the “FCX Merger”), Applied Industrial Technologies, Inc. (“Applied”) entered into a Credit Agreement (the “Credit Agreement”) with certain financial institutions party thereto and KeyBank National Association, as Administrative Agent for itself and the other financial institutions, providing for $1.03 billion in senior unsecured credit facilities, including a $250 million revolving credit facility (the “Revolving Credit Facility”) and a $780 million term loan (the “Term Loan”). Applied will use the facilities (1) to pay the merger consideration and fees and expenses associated with the FCX Merger and related transactions, (2) to repay in full all outstanding indebtedness under Applied’s existing bank credit facility, (3) to repay certain of existing indebtedness of the acquired companies, and (4) for working capital needs and general corporate purposes. On January 31, 2018, the lenders disbursed the entire amount of the Term Loan and made an initial disbursement of $112.5 million under the Revolving Credit Facility.

The Revolving Credit Facility and the Term Loan will mature on January 30, 2023. The obligations of Applied under both the Revolving Credit Facility and the Term Loan have been guaranteed by certain of Applied’s U.S. and foreign subsidiaries. The Credit Agreement provides for an uncommitted accordion feature allowing Applied to request increases to the borrowing commitments under the Revolving Credit Facility or the Term Loan in an aggregate amount of up to $250 million. The Revolving Credit Facility also contains sublimits for swing line loans and letters of credit.

Loans under the Credit Agreement will bear interest, at Applied's election, at one of the following rates: (1) for Revolving Credit Facility loans, either (a) the base rate plus a margin that ranges from 0 to 80 basis points based on Applied's leverage ratio, or (b) the Eurodollar rate plus a margin that ranges from 90 to 180 basis points based on Applied's leverage ratio; and (2) for term loans, either (a) the base rate plus a margin that ranges from 0 to 100 basis points based on Applied's leverage ratio, or (b) the Eurodollar rate plus a margin that ranges from 100 to 200 basis points based on Applied's leverage ratio.

The Credit Agreement contains customary covenants, including but not limited to, limitations on Applied's ability, and in certain instances, Applied's subsidiaries' ability to incur indebtedness, incur liens, make acquisitions and investments, sell or transfer assets and stock, make dividends or repurchase common stock. Additionally, Applied may not permit its interest coverage ratio to be less than 3.0 to 1.0 or its leverage ratio to exceed (a) 4.25 to 1.0 during each of the first five fiscal quarters, commencing with the fiscal quarter ending March 30, 2018, (b) 4.00 to 1.0 during each of the next four fiscal quarters, and (c) 3.75 to 1.0 thereafter. After March 30, 2019, however, upon notification to the Administrative Agent, the applicable required maximum leverage ratio level can be relaxed by 0.25 to 1.0 for a one-year period on up to two occasions in connection with certain material acquisitions. In the event of certain significant casualty recoveries, debt incurrences and asset dispositions, Applied has agreed to use the net proceeds therefrom to effect prepayment of outstanding Term Loan balances under the Credit Agreement.

Upon the occurrence of certain events of default, Applied’s obligations under the Credit Agreement may be accelerated. Such events of default include payment defaults to lenders under the Credit Agreement, covenant defaults, certain ERISA defaults, change of control and other customary defaults.

The lenders under the Credit Agreement and their affiliates have engaged and may engage in commercial and investment banking transactions with Applied in the ordinary course of business, and also provide or have provided advisory and financial services to Applied.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Amendment to Private Shelf Agreement

On January 31, 2018, Applied and certain of its subsidiaries entered into an Amendment to Private Shelf Agreement (the “Shelf Amendment”) with PGIM, Inc. (f/k/a Prudential Investment Management, Inc.) and certain of its affiliates (collectively, “Prudential”). The Private Shelf Agreement and documents related thereto contain the terms that govern and apply to Applied’s $120 million in 3.19% Series C Notes and $50 million in 3.21% Series D Notes (collectively, the “Shelf Notes”) issued by Applied thereunder and currently outstanding. In connection with the closing of the FCX Merger and Applied’s entry into the Credit Agreement, the Shelf Amendment modifies the leverage ratio and certain other covenants, thresholds, defaults and other provisions of the Private Shelf Agreement to more closely match the similar covenants in the Credit Agreement. As under the Credit Agreement, Applied may not under the Private Shelf Agreement, as amended by the Shelf Amendment, permit its leverage ratio to exceed (a) 4.25 to 1.0 during each of the first five fiscal quarters, commencing with the fiscal quarter ending March 30, 2018, (b) 4.00 to 1.0 during each of the next four fiscal quarters, and (c) 3.75 to 1.0 thereafter. After March 30, 2019, however, upon notification to Prudential, the applicable required maximum leverage ratio level can be relaxed by 0.25 to 1.0 for a one-year period on up to two occasions (each a “Leverage Ratio Step-Up Period”) in connection with certain material acquisitions. The Shelf Amendment also increases the quarterly fee payable by Applied during a Leverage Ratio Step-Up Period from 0.50% per annum to 1.25% per annum of the daily average outstanding principal amount of the Shelf Notes during the applicable quarter, and requires Applied to pay an additional quarterly excess leverage fee for each fiscal quarter where Applied’s leverage ratio exceeds 2.00 to 1.0. The excess leverage fee ranges from 0.25% per annum to 1.25% per annum based on Applied's leverage ratio.

The foregoing description of the Shelf Amendment does not purport to be complete and is subject to, and qualified by, the full text of the Private Shelf Agreement (conformed to show all amendments), which is attached as Exhibit 10.2 to this Form 8-K.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Credit Agreement replaces Registrant’s prior $375 million credit agreement dated as of December 22, 2015, among Applied, KeyBank National Association as Administrative Agent, and various financial institutions. The 2015 credit agreement was filed as Exhibit 10.1 to Applied’s Form 8-K dated December 22, 2015.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective at 11:59 p.m. on January 31, 2018 (the “Effective Time”), Applied completed the acquisition via merger of all of the outstanding shares of FCX Performance, Inc. (“FCX”), a Columbus, Ohio based distributor of specialty process flow control products and services. FCX operates 68 locations with more than 1,000 employees. The total purchase price of the acquisition after contractual working capital adjustments was approximately $784 million, which was financed by cash-on-hand and pursuant to the credit facilities described in Item 1.01.

The acquisition was completed pursuant to the terms of the Merger Agreement by and among Applied, Fortress Merger Sub Holding LLC, a limited liability company organized under the Laws of Delaware and a direct wholly-owned subsidiary of Applied, Fortress Merger Sub LP, a limited partnership organized under the Laws of Delaware and an indirect wholly-owned subsidiary of Applied, FCX Group Holdings, LP, a limited partnership organized under the Laws of Delaware, FCX Group GP, LLC, a limited liability company organized under the Laws of Delaware, and Harvest Partners, LP, a limited partnership organized under the Laws of Delaware, solely in its capacity as the sellers’ representative.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified by, the full text of the Merger Agreement, which was filed as Exhibit 10.1 to Applied’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2018.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On February 1, 2018, Applied issued a press release announcing the completion of the FCX acquisition. Applied’s press release announcing the acquisition is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)    Financial Statements of Business Acquired.
The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(b)    Pro Forma Financial Information.
The financial statements required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(d)    Exhibits.

10.1	Credit Agreement dated as of January 31, 2018, among Applied Industrial Technologies, Inc., KeyBank National Association as Agent, and various financial institutions.
10.2
Private Shelf Agreement dated as of November 27, 1996, as amended through January 31, 2018, between Applied and PGIM, Inc. (formerly known as Prudential Investment Management, Inc.), conformed to show all amendments.

99.1	Press release issued by Applied Industrial Technologies, Inc. on February 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: February 6, 2018